Exhibit 99 - Press Release dated August 4, 2004.

                        Communications Systems Announces
                 Improved Second Quarter 2004 Operating Results.

Hector, MN ---- August 4, 2004----- Communications Systems, Inc. (AMEX: JCS) today reported net income of $990,000 or $0.12 per diluted share for the second quarter ended June 30, 2004 compared to net income of $628,000 or $0.08 per diluted share for the second quarter of 2003. Second quarter 2004 revenues totaled $27,133,000 compared to revenues of $24,869,000 in the second quarter of 2003.

Six-month revenues through June 30, 2004 were $52,382,000 compared to $51,444,000 in the same period in 2003. Net income for the six months ended June 30, 2004 was $1,714,000 or $.21 per diluted share compared to a net income of $1,351,000 or $.17 per diluted share through six months in 2003. The 2004 six-month revenues include $868,000 in sales contributed from the Image Systems business unit, which was acquired in March 2004.

The company's Hector, MN based business unit, which manufactures and distributes telecommunications connection products and filtering devices for voice, data and video applications continues to report increased revenues and profits in the second quarter and first six months of 2004. Second quarter 2004 revenues totaled $9,417,000 compared to $7,297,000 in the second quarter of 2003. Operating income was $878,000 in the second quarter of 2004 compared to $222,000 in the second quarter of 2003. Six month 2004 revenues totaled $18,727,000 compared to $15,439,000 in the same period of 2003. Six month operating income was $1,769,000 compared to $485,000 in the same period of 2003.

Media conversion and network switch segment revenues for the second quarter of 2004 remained strong with revenues of $12,971,000 compared to $12,336,000 in the same period of 2003. Six month revenues in 2004 for this segment were $25,197,000 compared to $24,718,000 in 2003. Operating income for the second quarter of 2004 was $945,000 compared to $846,000 in the second quarter 2003. Six month operating income in 2004 for this business segment was $1,960,000 compared to $1,996,000 in 2003.

The company's United Kingdom based business unit reported second quarter 2004 revenues of $1,831,000 compared to $1,731,000 in the second quarter in 2003. Revenues in the first six months of 2004 were $4,573,000 compared to $3,287,000 in the same period of 2003. This segment had an operating loss of $147,000 in the second quarter of 2004 compared to an operating loss of $269,000 in the same period in 2003. The six month operating loss in 2004 was $129,000 compared to an operating loss of $680,000 in the same period of 2003.

The company's education consulting segment reported second quarter 2004 revenues of $2,048,000 compared to $3,520,000 in the second quarter of 2003. Six month 2004 revenues were $3,018,000 compared to $7,997,000 in the first six months of 2003. Operating income in the second quarter of 2004 was $562,000 compared to operating income of $505,000 in the second quarter of 2003. Six month operating income in 2004 was $211,000 compared to $1,064,000 in the same period of 2003.

Jeffrey K. Berg, President and COO commented, " Our core businesses have shown growth in our focused areas of DSL and structured broadband markets. New and competitive products have been well received by our customers, which has created profitable growth. We are also pleased with our efforts at expense and inventory reduction which continue to have a positive effect on CSI's results."

Curtis A Sampson, Chairman and CEO said, " Our planned investment in the media conversion and network switching business units has and will continue to show growth in these markets. Also, CSI continues to generate positive cash flow and maintain our strong financial position. Total cash and cash equivalents increased by $14,556,000 to over $20,530,000 at June 30, 2004 compared to June 30, 2003. CSI's current ratio is 6.0 to 1 and the company has no third-party debt."
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About Communications Systems
Communications Systems, Inc. provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice-grade connecting devices and wiring systems. CSI serves the broadband network market as the world's leading supplier of media conversion technology, which permits networks to deploy fiber optic technology, while retaining the copper-based infrastructure already embedded in the network. In addition, CSI supplies copper wire and fiber optic structured wiring systems for broadband networks, as well as line filters for digital subscriber line service. CSI also provides network design, training and management services.

Cautionary Statement: From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words "believes," "expects," "anticipates," "intends" or similar expressions. For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward-looking statements are subject to risks and uncertainties which could cause actual performance, activities or plans to differ significantly from those indicated in the forward-looking statements.

                                                   Three Months Ended June 30
                                                     2004               2003
                                               -------------       -------------
Revenues                                       $  27,133,140       $  24,868,683
Gross Margin                                       9,070,581           7,414,651
Operating Income                                   1,601,721             746,045
Income Before Income Taxes                         1,609,808             998,202
Income Taxes                                         620,000             370,000
Net Income                                           989,808             628,202
Basic Net Income Per Share                     $         .12       $         .08
Diluted Net Income Per Share                   $         .12       $         .08

Average Shares Outstanding:
  Average Common Shares Outstanding                8,232,791           8,161,216
  Dilutive Effect of Stock Options Outstanding        39,191              15,593
                                               -------------       -------------
                                                   8,271,982           8,176,809
                                               =============       =============

                                                    Six Months Ended June 30
                                                     2004               2003
                                               -------------       -------------
Revenues                                       $  52,382,304       $ 51,443,833
Gross Margin                                      17,007,374          14,820,440
Operating Income                                   2,722,633           1,929,943
Income Before Income Taxes                         2,764,225           2,171,273
Income Taxes                                       1,050,000             820,000
Net Income                                         1,714,225           1,351,273
Basic Net Income Per Share                     $         .21       $         .17
Diluted Net Income Per Share                   $         .21       $         .17

Average Shares Outstanding:
  Average Common Shares Outstanding                8,221,983           8,160,931
  Dilutive Effect of Stock Options Outstanding        45,224              13,475
                                               -------------       -------------
                                                   8,267,207           8,174,406
                                               =============       =============